                                    EXHIBIT 4

                     NORTH AMERICAN TECHNOLOGIES GROUP, INC.
            SERIES CC CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

                  This SERIES CC CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this "AGREEMENT"), dated as of February 22, 2005, by and among Sponsor Investments, LLC, a Delaware limited liability company ("SPONSOR"), and each of the purchasers listed on the Schedule A attached hereto (each, a "PURCHASER" and, collectively, the "PURCHASERS"). Each of Sponsor and the Purchasers is sometimes referred to herein, collectively, as the "PARTIES" and, individually, as a "PARTY".

                               W I T N E S S E T H

         WHEREAS, pursuant to that certain Exchange Agreement, dated as of November 8, 2004, by and among North American Technologies Group, Inc. ("NATK"), Avalanche Resources, Ltd., Kevin Maddox and Sponsor (the "EXCHANGE AGREEMENT"), Sponsor shall own 43,114 shares of North American Technologies Group, Inc. Series CC Convertible Preferred Stock (the "SERIES CC PREFERRED") and warrants to purchase an additional 9,158 Series CC Preferred upon the consummation of the Exchange Agreement;

         WHEREAS, subject to the terms and conditions set forth in this Agreement, Sponsor desires to sell to the Purchasers, and the Purchasers desire to purchase from Sponsor, 1,620 Series CC Preferred, at the price per share shown and in the amounts set forth on Schedule A; and

         NOW, THEREFORE, in consideration of the recitals and the mutual promises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                         SALE OF THE SERIES CC PREFERRED

         Section 1.1 Sale and Purchase of the Series CC Preferred. Subject to the satisfaction of the terms and conditions of this Agreement set forth herein and in reliance upon the representations and warranties of the Purchasers set forth or referred to herein, Sponsor agrees to sell to each Purchaser, and each Purchaser agrees to purchase from Sponsor, the number of Series CC Preferred set forth opposite the name of such Purchaser on Schedule A attached hereto on the Closing Date (as defined below).

         Section 1.2 Purchase Price; Payment. The purchase price for the Series CC Preferred, purchased on the Closing Date (as defined below), shall be the amount set forth opposite the name of the Purchaser on Schedule A attached hereto (the "PURCHASE PRICE"). Each Purchaser shall pay to Sponsor on the Closing Date the Purchase Price either by wire transfer of immediately available funds in accordance with written instructions from the Company as set forth on Exhibit B attached hereto.

         Section 1.3 Closing Date. The closing of the purchase and sale of at least 1,620 shares of Series CC Preferred to be purchased by the Purchasers hereunder (the "CLOSING") shall occur on February 22, 2005. The date of the Closing is hereinafter referred to as the "CLOSING DATE."

         Section 1.4 Tax Treatment. If the value of the Series CC Preferred acquired by a Purchaser pursuant to this Agreement (the "STOCK VALUE") exceeds the Purchase Price paid by such Purchaser as set forth on Schedule A, then (i) such excess shall be treated for income tax purposes as received by Sponsor as partial consideration for the Series CC Preferred and then paid by Sponsor to the Purchaser as consideration for independent consulting services provided to Sponsor by Purchaser, and (ii) Sponsor and such Purchaser agree to file all appropriate income tax returns and forms consistent with such tax treatment and not take any action inconsistent with such tax treatment unless otherwise required pursuant to a "determination" as defined in Section 1313(a) of the Internal Revenue Code of 1986, as amended. The Stock Value shall be computed by multiplying the number of shares set forth opposite the name of the Purchaser on Schedule A by the per share value of the Series CC Preferred as determined by the





                                       1
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independent appraiser engaged by Sponsor for purposes of valuing the shares of
Series CC Preferred acquired by Sponsor pursuant to the Exchange Agreement.

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each Purchaser, severally and not jointly, hereby represents and warrants to Sponsor, solely on its own behalf, as follows:

         Section 2.1 Purchase for Investment. The Purchaser will acquire the Series CC Preferred (and upon conversion the common shares of NATK, issuable upon conversion thereof, the "CONVERSION SECURITIES") for investment and not with a view to distributing all or any part thereof in any transaction which would constitute a "distribution" within the meaning of the Securities Act of 1933 (the "SECURITIES ACT"). The Purchaser acknowledges that neither the Series CC Preferred nor any Conversion Securities have been registered under the Securities Act.

         Section 2.2 Investor Qualifications. The Purchaser (a) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Series CC Preferred and the Conversion Securities, (b) is able to bear the complete loss of its investment in the Series CC Preferred and the Conversion Securities, and (c) is an Accredited Investor. For the purposes of this Agreement, a Purchaser shall be deemed an "Accredited Investor" if: (i) he or she has an individual net worth, or along with his or her spouse, a joint net worth in excess of $1,000,000; (ii) he or she has had individual income in excess of $200,000 in each of the two most recent calendar years, and reasonably expects individual income in excess of $200,000 in the current calendar year; (iii) he or she has had joint income, along with his or her spouse, in excess of $300,000 in each of the two most recent calendar years and reasonably anticipates reaching the same income level in the current calendar year.

         Section 2.3 Rule 144. The Purchaser acknowledges and agrees that the Series CC Preferred, and the Conversion Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about NATK, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the number of shares being sold during any three-month period not exceeding specified limitations.

         Section 2.4 Tax Matters. The Purchaser: (a) has reviewed with its own tax advisors the federal, state, local, and foreign tax consequences of this investment and the transactions and tax reporting contemplated by this Agreement; (b) is relying solely on such advisors and not on any statements or representations of Sponsor (other than any representations made in this Agreement) or any of its agents; and (c) understands that the Purchaser (and not Sponsor) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions and tax reporting contemplated by this Agreement, the Series CC Preferred and the Conversion Securities.

         Section 2.5 Fees and Commissions. The Purchaser has not retained any finder, broker, agent, financial advisor or other intermediary in connection with the transactions contemplated by this Agreement, nor shall the Purchaser or Sponsor be responsible for the payment all fees and expenses incurred in connection with any finder, broker, agent, financial advisor or other intermediary.

                                  MISCELLANEOUS

         Section 3.1 Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any Party will bind and inure to the benefit of the respective successors and assigns of such Party, whether so expressed or not.


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         Section 3.2 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF
THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS).

         Section 3.3 CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY AGREES THAT ANY SUIT, ACTION, PROCEEDING OR CLAIM AGAINST HIM, HER OR IT ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS, OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF, MAY BE BROUGHT OR ENFORCED IN THE STATE OR FEDERAL COURTS LOCATED IN THE CITY OF DALLAS, TEXAS, AND EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY PROCEEDING BROUGHT IN THE CITY OF DALLAS, TEXAS, AND FURTHER IRREVOCABLY WAIVES ANY CLAIMS THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         Section 3.4 WAIVER OF JURY TRIAL. EACH PARTY HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER, OR REMEDY UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS OR UNDER OR IN CONNECTION WITH ANY AMENDMENT, INSTRUMENT, DOCUMENT, OR AGREEMENT DELIVERED OR FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED AGREEMENT, AND AGREE THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE TERMS AND PROVISIONS OF THIS SECTION 3.4 CONSTITUTE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

         Section 3.5 Specific Performance. Each Party hereto agrees that the other Parties may seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, in law or in equity. Each Party's right to seek specific performance shall be in addition to, and not in lieu of, any other rights and remedies that may be available hereunder or otherwise.

         Section 3.6 Reproduction of Documents. This Agreement and all documents relating hereto, including, but not limited to, (a) consents, waivers, amendments and modifications which may hereafter be executed and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The Parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         Section 3.7 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         Section 3.8 Entire Agreement. This Agreement, together with all Schedules hereto and thereto and all other agreements entered into pursuant hereto and thereto and any separate confidentiality agreement between any Purchaser and Sponsor, constitute the complete and final agreement of the parties concerning the matters referred to herein, and supersede all prior agreements and understandings.

         Section 3.9 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.


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         Section 3.10 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

         Section 3.11 Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any other Purchaser in making its investment or decision to invest in NATK. Each Purchaser agrees that no Purchaser nor the respective controlling Persons, officers, directors, partners, agents or employees of any Purchaser shall be liable to any other Purchaser for any investment decision heretofore made by any of them in connection with the Series CC Preferred and Conversion Shares.





                            [Signature Page Follows]

































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

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                       SPONSOR

                                       SPONSOR INVESTMENTS, LLC
                                       By:  Herakles Investments, Inc., Manager

                                       By:   /s/ Robert W. Korba
                                             -----------------------------------
                                             Name:  Robert W. Korba, President

                                             PURCHASERS

                                       By:   /s/ Paul Pottinger
                                             -----------------------------------
                                             Name:  Paul Pottinger


                                       By:   /s/ Christopher Bancroft
                                             -----------------------------------
                                             Name:  Christopher Bancroft


                                       By:   /s/ Michael Jordan
                                             -----------------------------------
                                             Name:  Michael Jordan


                                       By:   /s/ John M. Pigott
                                             -----------------------------------
                                             Name:  John M. Pigott


                                       By:   /s/ Goh Yong Siang
                                             -----------------------------------
                                             Name:  Goh Yong Siang


                                       By:   /s/ Pat Long
                                             -----------------------------------
                                             Name:  Pat Long


                                       By:   /s/ David Kellogg
                                             -----------------------------------
                                             Name:  David Kellogg


                                       By:   /s/ Charles Jarvie
                                             -----------------------------------
                                             Name:  Charles Jarvie


                                       By:   /s/ David Pasahow
                                             -----------------------------------
                                             Name: David Pasahow





                      Signature Page to Purchase Agreement

                                   SCHEDULE A

                             SCHEDULE OF PURCHASERS



                                                                                            PRICE PER SHARE OF
                                                                             PREFERRED          UNDERLYING
                  PURCHASER                         ADDRESS                    STOCK           COMMON STOCK            TOTAL COST
                  ---------                         -------                  ---------      ------------------         ----------


   1.      Paul Pottinger                     Two Lincoln Centre                 41                $0.08               $3,3037.04
                                         5420 LBJ Freeway, Suite 1450
                                              Dallas, Texas 75240

   2.      Christopher Bancroft               Two Lincoln Centre                 162               $0.08               $11,999.92
                                         5420 LBJ Freeway, Suite 1450
                                              Dallas, Texas 75240

   3.      Michael Jordan                     Two Lincoln Centre                 162               $0.08               $11,999.92
                                         5420 LBJ Freeway, Suite 1450
                                              Dallas, Texas 75240

   4.      John M. Pigott                     Two Lincoln Centre                 81                $0.08               $6,000.00
                                         5420 LBJ Freeway, Suite 1450
                                              Dallas, Texas 75240

   5.      Goh Yong Siang                     Two Lincoln Centre                 324               $0.08               $23,999.92
                                         5420 LBJ Freeway, Suite 1450
                                              Dallas, Texas 75240

   6.      Pat Long                           Two Lincoln Centre                 648               $0.08               $47,999.76
                                         5420 LBJ Freeway, Suite 1450
                                              Dallas, Texas 75240

   7.      David Kellogg                      Two Lincoln Centre                 20                $0.08               $1,481.44
                                         5420 LBJ Freeway, Suite 1450
                                              Dallas, Texas 75240

   8.      Charles Jarvie                     Two Lincoln Centre                 162               $0.08               $11,999.92
                                         5420 LBJ Freeway, Suite 1450
                                              Dallas, Texas 75240

   9.      David Pasahow                      Two Lincoln Centre                 20                $0.08               $1,481.44
                                         5420 LBJ Freeway, Suite 1450
                                              Dallas, Texas 75240